UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

(a)

On March 7, 2007, both the Compensation Committee and the Audit Committee of the Board of Directors (the “Board”) of Scientific Learning Corporation (the “Company”) approved the Company’s entering into an Independent Contractor Agreement with Dr. Michael Merzenich, a member of the Board. Under that Agreement, Dr. Merzenich may from time to time provide speaking and customer relations services for the Company. Dr. Merzenich’s fee is calculated on a daily rate of $2,000 per day. Neither the Company nor Dr. Merzenich is committed to any particular number of days. The Agreement was approved by the Audit Committee because it is a related party transaction. A copy of the Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On March 7, 2007, the Compensation Committee adopted the Company’s 2007 Management Incentive Plan (the “2007 Plan”), which provides for the payment of cash bonuses to the Company’s named executive officers, as well as other corporate officers and other management personnel. Payments are based 70% on corporate performance and 30% on individual performance. The 2007 Plan establishes revenue and net profit as the corporate performance goals for 2007. A copy of the 2007 Plan is filed as Exhibit 10.2 to this report and incorporated herein by reference. The table below shows the cash amounts that the named executive officers are eligible to earn under the 2007 Plan on two sets of assumptions: (1) if 100% of the targets are met; and (2) on maximum overachievement of all targets.

Name and Title	2007 MIP Payment at 100% Achievement All Targets	2007 MIP Payment at Maximum Overachievement All Targets

Robert L. Bowen Chairman of the Board and Chief Executive Officer	$157,500	$315,000
Jane A. Freeman Senior Vice President, Chief Financial Officer and Treasurer	$94,000	$188,000
Glenn G. Chapin Vice President, Education Sales	$110,000	$220,000
William M. Jenkins Senior Vice President, Product Development	$73,500	$147,000
Linda L. Carloni Vice President, General Counsel and Secretary	$72,100	$144,200

2.

On the same date, the Compensation Committee, following an evaluation of corporate and individual performance and a review of competitive market data provided by a compensation consultant engaged by the Compensation Committee, approved increases in the annual base salaries (effective as of April 1, 2007) of the Company’s named executive officers and granted restricted stock units to such officers. A summary setting forth the new annual base salary levels of and restricted stock units granted to the Company’s named executive officers (which officers were determined on the basis of total 2006 cash compensation) is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

10.1	Independent Contractor Agreement with Dr. Michael Merzenich

10.2	2007 Management Incentive Plan

99.1	Summary of base salary payable to and restricted stock units granted to Named Executive Officers for Fiscal 2007

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Dated: March 13, 2007	By: /s/ Linda L. Carloni
Title: Vice President and General Counsel

4.